                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MARCH 2, 2000



                              AVIATION GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             TEXAS                        0-10124                75-2631373
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)



700 N. PEARL STREET, SUITE 2170
         DALLAS, TEXAS                                              75201
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code (214) 922-8100.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K previously filed with the Commission on March 17, 2000 relating to the acquisition by Aviation Group, Inc., a Texas corporation (the "Company"), of a controlling stock interest in Global Leisure Travel, Inc., a Washington corporation ("Global"), on March 2, 2000. The following documents are included as part of this report:

                  (a) Financial Statements of the Businesses Acquired. The following audited consolidated financial statements of Global and its subsidiaries are hereby included as part of this report:

         Report of Independent Certified Public Accountants.....................................................F-1

         Consolidated Balance Sheets as of December 31, 1999 and 1998...........................................F-2

         Consolidated Statements of Loss for the years ended December 31,
         1999, 1998 and 1997....................................................................................F-3

         Consolidated Statements of Stockholders' Deficit for the years ended December 31,
         1999, 1998 and 1997....................................................................................F-4

         Consolidated Statements of Cash Flows for the years ended December 31, 1999,
         1998 and 1997..........................................................................................F-5

         Notes to Financial Statements..........................................................................F-6

                  (b) Pro Forma Financial Information. The pro forma financial statements of the Company are hereby included as part of this report:

         Unaudited Pro Forma Combined Financial Statements.....................................................PF-1

         Unaudited Pro Forma Combined Balance Sheet as of December 31, 1999....................................PF-2

         Unaudited Pro Forma Combined Statement of Operations for the Six Months Ended
          December 31, 1999....................................................................................PF-3

         Unaudited Pro Forma Combined Statement of Operations for the Year Ended June 30,
         1999 .................................................................................................PF-4

         Notes to Unaudited Pro Forma Combined Financial Statements............................................PF-5


                  (c) Exhibits.

                           None

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 15, 2000.


                                     AVIATION GROUP, INC.



                                     By:  /s/ Richard L. Morgan
                                          --------------------------------------

                                          Richard L. Morgan, Executive Vice
                                          President and Chief Financial Officer

                                 GLOBAL LEISURE TRAVEL, INC.
                                            AND SUBSIDIARIES





                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                      DECEMBER 31, 1999 AND 1998
                                AND YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                                        CONTENTS


                           Report of Independent Certified Public Accountants...........................       1

                           Consolidated Balance Sheets..................................................       2

                           Consolidated Statements of Loss..............................................       3

                           Consolidated Statements of Stockholders' Deficit.............................       4

                           Consolidated Statements of Cash Flows........................................       5

                           Notes to Consolidated Financial Statements...................................  6 - 15

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
Global Leisure Travel, Inc.


We have audited the accompanying consolidated balance sheets of Global Leisure Travel, Inc. and Subsidiaries (the "Company") for the years ended December 31, 1999 and 1998 and the related consolidated statements of loss, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Leisure Travel, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company has been acquired by Aviation Group in accordance with the Acquisition and Merger Agreement dated March 17, 2000.


/s/ BDO Seidman LLP

March 31, 2000

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                     CONSOLIDATED BALANCE SHEETS


December 31,                                                                        1999              1998
------------                                                                   ------------      ------------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                   $    349,883      $    212,854
   Restricted cash                                                                1,953,535         1,893,783
   Accounts receivable, net of allowance for doubtful
     accounts of $46,062 in 1999 and $45,000 in 1998                              1,034,632           674,115
   Accounts receivable from related party                                            71,800            35,593
   Prepaid tour costs                                                             1,905,142         2,358,510
   Prepaid and other assets                                                         311,633           868,566
                                                                               ------------      ------------

TOTAL CURRENT ASSETS                                                              5,626,625         6,043,421

PROPERTY AND EQUIPMENT, net                                                         638,618         2,967,664

INTANGIBLE ASSETS, net                                                            3,217,533         4,723,464

INVESTMENTS                                                                              --           221,328
                                                                               ------------      ------------


TOTAL ASSETS                                                                   $  9,482,776      $ 13,955,877
                                                                               ============      ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Checks issued in excess of deposits                                         $    730,251      $  3,242,196
   Accounts payable                                                               8,197,820         9,503,014
   Customer deposits                                                              5,585,142        10,385,021
   Accrued tour costs                                                             2,110,866         2,565,480
   Accrued expenses and other liabilities                                         1,445,305         2,185,311
   Current portion of long-term debt                                              9,981,219         1,221,304
   Notes Payable to Related Parties                                              15,764,319         9,415,000
   Net current liabilities of discontinued operations                                    --           938,431
                                                                               ------------      ------------

TOTAL CURRENT LIABILITIES                                                        43,814,922        39,455,757

LONG-TERM DEBT, less current portion                                                265,188           285,000
                                                                               ------------      ------------

TOTAL LIABILITIES                                                                44,080,110        39,740,757
                                                                               ------------      ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Common stock, no par value, 20,000,000 shares authorized,
     4,000,000 shares issued and outstanding                                          1,000             1,000
   Accumulated deficit                                                          (34,598,334)      (25,785,880)
                                                                               ------------      ------------

TOTAL STOCKHOLDERS' DEFICIT                                                     (34,597,334)      (25,784,880)
                                                                               ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                    $  9,482,776      $ 13,955,877
                                                                               ============      ============


                                 See accompanying notes to financial statements.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                 CONSOLIDATED STATEMENTS OF LOSS


Year ended December 31,                                                             1999               1998               1997
-----------------------                                                        -------------      -------------      -------------
NET COMMISSION REVENUE                                                         $   9,438,301      $  11,906,394      $  10,854,284

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                     (16,964,862)       (18,954,168)       (16,384,573)

IMPAIRMENT OF RESERVATION SYSTEM                                                  (3,473,337)                --                 --

IMPAIRMENT OF GOODWILL                                                              (929,664)                --                 --
                                                                               -------------      -------------      -------------

LOSS FROM OPERATIONS                                                             (11,929,562)        (7,047,774)        (5,530,289)

OTHER INCOME (EXPENSE)
   Interest income                                                                    91,675             73,451                 --
   Interest expense                                                               (5,262,680)          (578,288)            (7,716)
   Other                                                                              46,691              5,566                 --
                                                                               -------------      -------------      -------------

TOTAL OTHER EXPENSE                                                               (5,124,314)          (499,271)            (7,716)
                                                                               -------------      -------------      -------------

NET LOSS FROM CONTINUING OPERATIONS                                              (17,053,876)        (7,547,045)        (5,538,005)
                                                                               -------------      -------------      -------------

DISCONTINUED OPERATIONS
   Gain (loss) from discontinued operations                                         (260,521)           980,083            510,415
   Gain on dispositions                                                            8,501,943                 --                 --
                                                                               -------------      -------------      -------------

INCOME FROM DISCONTINUED OPERATIONS                                                8,241,422            980,083            510,415
                                                                               -------------      -------------      -------------

NET LOSS                                                                       $  (8,812,454)     $  (6,566,962)     $  (5,027,590)
                                                                               -------------      -------------      -------------

NET INCOME (LOSS) PER SHARE
   From continuing operations                                                  $       (4.26)     $       (1.89)     $       (1.38)
   From discontinued operations                                                $        2.06      $        0.25      $        0.12
                                                                               -------------      -------------      -------------

Net loss per share                                                             $       (2.20)     $       (1.64)     $       (1.26)

Weighted average shares outstanding, restated for stock
dividend                                                                           4,000,000          4,000,000          4,000,000
                                                                               -------------      -------------      -------------

SUPPLEMENTAL INFORMATION (UNAUDITED)
   Gross Travel Bookings                                                       $  91,963,165      $ 103,235,121      $  56,086,792
                                                                               =============      =============      =============


                                 See accompanying notes to financial statements.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                               Common Stock                                   Total
                                       -----------------------------      Accumulated      Stockholders'
                                          Shares           Amount           Deficit           Deficit
                                       ------------     ------------     ------------      ------------
Balance at January 1, 1997                4,000,000     $      1,000     $(14,191,328)     $(14,190,328)

   Net loss                                      --               --       (5,027,590)       (5,027,590)
                                       ------------     ------------     ------------      ------------

Balance at December 31, 1997              4,000,000            1,000      (19,218,918)      (19,217,918)


   Net loss                                      --               --       (6,566,962)       (6,566,962)
                                       ------------     ------------     ------------      ------------

Balance at December 31, 1998              4,000,000            1,000      (25,785,880)      (25,784,880)

   Net loss                                      --               --       (8,812,454)       (8,812,454)
                                       ------------     ------------     ------------      ------------

Balance at December 31, 1999              4,000,000     $      1,000     $(34,598,334)     $(34,597,334)
                                       ============     ============     ============      ============


                                 See accompanying notes to financial statements.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF CASH FLOWS




                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Year ended December 31,                                                             1999              1998              1997
-----------------------                                                        ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the year                                                       $ (8,812,454)     $ (6,566,962)     $ (5,027,590)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
       Depreciation and amortization                                              1,003,846           639,545           558,305
       Impairment of goodwill                                                       929,664                --                --
       Impairment of fixed asset                                                  3,473,337                --                --
       Change in net assets and liabilities of discontinued
          operations                                                               (938,411)          147,826          (572,353)
   Change in assets and liabilities
     Restricted cash                                                                (59,752)       (1,475,309)         (107,041)
     Accounts receivable                                                           (396,724)          244,180            87,253
     Prepaid and other assets                                                     1,010,301           335,424          (634,756)
     Customer deposits                                                           (4,799,879)          498,018         1,966,387
     Accounts payable                                                            (3,817,139)        3,298,957         1,979,648
     Accrued tour costs                                                            (454,614)         (128,450)          584,111
     Accrued expenses and other liabilities                                        (745,006)         (658,751)          885,510
                                                                               ------------      ------------      ------------

NET CASH USED BY OPERATING ACTIVITIES                                           (13,606,831)       (3,665,522)         (280,526)
                                                                               ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Payment for trade name purchase                                                       --          (130,000)               --
   Additions to land, building and equipment                                     (1,468,188)       (2,148,632)         (460,106)
   Other                                                                           (103,702)           93,697            (6,410)
                                                                               ------------      ------------      ------------

NET CASH USED BY INVESTING ACTIVITIES                                            (1,571,890)       (2,184,935)         (466,516)
                                                                               ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from borrowings on debt                                              19,582,784           607,500         1,600,000
   Payments on debt                                                             (10,245,232)       (1,187,064)         (239,380)
   Proceeds from borrowings from related parties                                 26,016,334         6,395,000                --
   Payments on notes payable to related parties                                 (19,665,687)               --          (315,000)
   Payments under capital lease obligation                                         (372,449)          (90,194)          (43,802)
                                                                               ------------      ------------      ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                        15,315,750         5,725,242         1,001,818
                                                                               ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                137,029          (125,215)          254,776

CASH AND CASH EQUIVALENTS, beginning of year                                        212,854           338,069            83,293
                                                                               ------------      ------------      ------------

CASH AND CASH EQUIVALENTS, end of year                                         $    349,883      $    212,854      $    338,069
                                                                               ============      ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for interest                                                      $  1,575,000      $    538,000      $    142,000
   Assets acquired by capital lease                                            $         --      $    425,718      $         --
   Pushdown of GLT debt                                                        $         --      $  3,020,000      $         --
   Exchange of asset for debt relief                                           $    221,328      $         --      $         --
                                                                               ============      ============      ============

                See accompanying notes to financial statements.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Global Leisure Travel, Inc. ("GLT" or "the Company") is primarily engaged in wholesale and retail travel for both domestic and international destinations. Packages created by the Company, including airline seats, hotel accommodations, automobile rentals and other land components, are contracted with the vendors and primarily marketed directly to retail travel agents.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION - The consolidated financial statements include the accounts of GLT and its wholly owned subsidiaries: Sunmakers, Inc. ("Sunmakers"), KWTI Company ("KWTI"), Firstrav International, Inc., Cruise Alaska Tours, Inc. ("CAT") and AOI, Inc. ("AOI"). Jetset Tours, Inc. and Maupintour were wholly owned subsidiaries until their respective sales in late 1999. All significant intercompany balances and transactions have been eliminated in consolidation.

Effective February 28, 1997, the Company was purchased by Global Leisure, Inc. for $2.7 million in cash and notes. The accompanying financial statements have been prepared on the historical cost basis, with the $18 million excess of Global Leisure, Inc.'s purchase price over the net assets acquired remaining on Global Leisure, Inc.'s books.

On December 22, 1998, Global Leisure Travel, Inc. entered into an agreement to sell 95% of its common stock to Genesis Diversified Investments, Inc. ("Genesis"). The accompanying financial statements have been prepared on the historical cost basis, with the $27 million excess of Genesis' purchase price over the historical cost of net assets acquired on Genesis' books

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Receivables from credit cards are treated as cash equivalents.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS - In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", management of the Company reviews the carrying value of its equipment and intangible assets on a regular basis. Estimated undiscounted future cash flows from operations is compared to current carrying value. Reductions or reserves against assets, if necessary, are recorded to the extent the net book value of the asset exceeds the estimate of future undiscounted cash flows.

INTANGIBLE ASSETS - The excess purchase price of subsidiaries over the fair market value of net assets acquired is recorded as an intangible asset and is being amortized using the straight-line method over 15 years.

REVENUE RECOGNITION - In November 1999 the Emerging Issues Task Force ("EITF") of the Financing Accounting Standards Board issued a discussion paper EITF 99-19, Reporting Revenue Gross Versus Net, which has not yet been finalized and in December 1999, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements, both of which covered and included guidelines for determining the appropriateness of gross versus net revenue reporting practices specifically in the e-commerce and travel sectors. The guidelines contained therein focus on determining whether the company in substance acts as principal, agent or broker in a transaction, whether it takes title to the products, and whether it assumes the risks and rewards of ownership. The Company has considered these very recent developments in determining its revenue recognition and reporting policies and believes its current policies are conservative and consistent with this guidance, however, it is possible that these evolving standards may allow or require the Company to amend its practices for the recognition and reporting of revenue.

Net revenues consist primarily of markups on travel packages. The Company generally recognizes net revenue when earned on the date of travel net of all cancellations and charges to reservations booked.

Customer deposits represent unearned revenues and are initially recorded as customer deposit liabilities on the balance sheet when received. Customer deposits are subsequently recognized as revenue, generally upon the month of travel.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS - The Company accounts for its investments in which it has significantinfluence, but not control (generally represented by ownership of more than 20% but less than 50% of the entity's outstanding common stock) using the equity method of accounting. See Note 5 for details on the sale of investment during 1999.

ADVERTISING COSTS - Advertising costs, consisting primarily of brochures, printing and postage expenditures, are amortized over the period the tour departs. Recognition of advertising costs is in conformance with the provisions of The American Institute of Certified Public Accountants Statement of Position 93-7, "Reporting of Advertising Costs". Advertising costs of approximately $900,000 in 1999, $3.0 million in 1998, and $2.2 million in 1997 are included in the accompanying Consolidated Statements of Loss. Prepaid expenses includes prepaid advertising costs of $0 and $400,000 at December 31, 1999 and 1998, which will be reflected as an expense during the period benefited.

INCOME TAXES - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred taxes are determined using enacted tax rates expected to be in effect in the years in which the temporary differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Carrying amounts reported in the balance sheet for cash and cash equivalents, restricted cash, accounts receivable, prepaid tour costs, prepaid and other current assets, accounts payable and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of long-term debt approximates its carrying value because the stated rates of the debt either reflect recent market conditions or are variable in nature.

ACCOUNTING ESTIMATES - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE - Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net loss, as adjusted, by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during each period. All per share information has been restated to reflect the stock dividend declared on December 22, 1998.

RECLASSIFICATIONS - Certain reclassifications have been made to the prior years' financial statements to confirm the current year's presentation.

NEW ACCOUNTING STANDARDS - In July 1999, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB No. 133". The Statement defers for one year the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to fiscal quarters of fiscal years beginning after June 15, 2000. SFAS No. 133, issued in June 1998, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 1999. Management has considered the impact of this statement, and believes it does not have a material impact upon the Company's results of operations or financial position.

In March 1998, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," ("SOP 98-1"). SOP 98-1 requires the Company to capitalize internal computer software costs once the capitalization criteria are met. SOP 98-1 is effective January 1, 1999, and is applied to all projects in progress upon initial application. Based on the adoption of SOP 98-1, the Company capitalized approximately $1.7 million and $2.0 million related to the Company's internal reservation systems during the years ended December 31, 1999 and 1998. Capitalized software is amortized on a straight-line basis over a five-year period. See Note 4 for details on reservation system impairment losses recognized in 1999.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 1: DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUPPLEMENTAL INFORMATION ON GROSS TRAVEL BOOKINGS (UNAUDITED) - Gross travel bookings represent the total purchase price of all travel products and services booked by the Company. This information does not affect the Company's reported operating results. Disclosure of gross travel bookings is not required by generally accepted accounting principles in the United States. Gross travel bookings are not included in revenues or operating results, and should not be considered in isolation or as a substitute for other information prepared in accordance with generally accepted accounting principles. Management believes that gross travel bookings provide more consistent comparison between historical periods than do online revenues and commissions. In addition, management believes that gross travel bookings are meaningful because such information and, in particular, year-to-year changes in such information, are a useful measure of market and product acceptance.


NOTE 2: FINANCIAL CONDITION, LIQUIDITY AND SUBSEQUENT EVENTS

The Company continues to have significant operating losses, working capital deficiencies and has not been able to generate adequate cash to meet its obligations.

In March 2000, the Company entered into an agreement to be acquired by Aviation Group, Inc. ("Aviation"). The acquisition of the Company is to involve (1) the issuance by Aviation of approximately $16,500,000 of Series A preferred stock;
(2) the issuance of warrants to purchase 4,250,000 shares of Aviation's common stock; and (3) the repayment of approximately $16,500,000 of the Company's outstanding debt. The funds required to repay the Company's outstanding debt are to be provided by the sale of preferred stock to Travelbyus.com ("TBU") and a proposed private placement of securities.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 3: DISCONTINUED OPERATIONS

In October 1999, the Company completed the sale of assets and assumption of certain liabilities of Maupintour to Ardsley, LLC, which after the forgiveness of intercompany debt, resulted in a payment to Ardsley, LLC of approximately $419,000. In November 1999, the Company completed the sale of Jetset stock to Arnell Corp. for approximately $6.3 million cash.

The results of operations of Jetset and Maupintour have been classified as discontinued operations in the accompanying financial statements as the respective operations were geographically separate and operated independently of the Company's operations in Seattle, Washington. Additionally, after the sales, the Company no longer handled bulk wholesale airfare transactions (Jetset) or packaged tours which were directly purchased by the tour operator (Maupintour). The gain or loss incurred on the sales of Jetset and Maupintour is presented separately as a component of discontinued operations.

Travel sales and commissions and net income from discontinued operations were as follows:

                                       1999              1998              1997
                                  ------------      ------------      ------------
TRAVEL SALES AND COMMISSIONS:
  Maupintour                      $ 28,813,310      $ 41,794,311      $ 40,569,374
  Jetset                            71,824,144        65,117,650        33,388,930

NET INCOME (LOSS):
  Maupintour                          (593,480)        1,070,516           575,792
  Jetset                               332,959           (90,433)          (65,377)
                                  ------------      ------------      ------------

                                  $   (260,521)     $    980,083      $    510,415
                                  ============      ============      ============

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                             1999           1998
                                         ----------     ----------
Capital leases                           $  157,043     $  511,964
Buildings and leasehold improvements             --        292,649
Furniture and equipment                     778,819        649,928
Reservation system                          300,000      2,058,791
                                         ----------     ----------

                                          1,235,862      3,513,332
Less accumulated depreciation               597,244        545,668
                                         ----------     ----------

Property and equipment, net              $  638,618     $2,967,664
                                         ==========     ==========

Depreciation expense was approximately $121,477, $234,000 and $211,000 for the years ended December 31, 1999, 1998 and 1997. Depreciation expense on capital leases was approximately $102,400, $147,000 and $107,000 for the years ended December 31, 1999, 1998 and 1997.

The Company recorded a charge of $3,473,337 during 1999 for the write-down of the reservation system. Based on the Company's history of operating losses and projection of future cash flows, management determined that it was necessary to write down the carrying value of this asset to its estimated fair market value.


NOTE 5: INTANGIBLE ASSETS

Intangible assets in the amount of $929,664 were written off through a charge to operations in 1999, and reflected in the Consolidated Statement of Loss as "impairment of goodwill". The amount written off relates to goodwill recorded upon various subsidiary and trade name purchases, and represents the amount necessary to reduce the carrying values of the purchased goodwill to the Company's best estimate of the future undiscounted cash flows from the acquired assets.

Accumulated amortization at December 31, 1999 and 1998 was approximately $1.3 million and $2.0 million.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 6: INVESTMENTS

GLT had a 45 percent interest in 4192 Meridian Associates (the "Venture"). The Venture was formed in May 1994 to acquire and operate a commercial office building in Bellingham, Washington. The Company leased office space from the Venture under a non-cancelable operating lease having a three-year term. Rent expense paid to the Venture was approximately $28,000 for each of the years ended December 31, 1999, 1998 and 1997. During 1999, the investment was sold to two former owners of the Company as settlement of a note payable to them. Book value of the investment at the date of sale was approximately $218,000.


NOTE 7: RELATED PARTY TRANSACTIONS

Related party debt consists of the following at December 31:

                                                1999            1998
                                            -----------     -----------
Due to majority shareholder                 $ 9,549,319     $ 2,000,000

Due to minority shareholder and related
   individuals                                6,215,000       7,415,000
                                            -----------     -----------

                                            $15,764,319     $ 9,415,000
                                            ===========     ===========

The loans carry an interest rate of prime plus 2% (10.5% at December 31, 1999) and are payable on demand. Interest paid to the related parties was approximately $400,000, $414,000 and $32,000 for the years ended December 31, 1999, 1998 and 1997.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 8: LONG-TERM DEBT

Long-term debt consists of the following at December 31:

                                                       1999            1998
                                                   -----------     -----------
Notes payable to a company, due throughout
   2000, 16% interest                              $ 9,863,623     $        --

Signing bonus, monthly payments of $8,333,
   non-interest bearing                                285,000         387,500

Capitalized lease obligations                           97,784         470,233

Note payable to a company, due June 27, 1999,
  non-interest bearing, principal payments of
  $71,428, collateralized by the Company's 45%
  interest in 4192 Meridian Associates                      --         428,571

Note payable to an individual, due on demand,
  6% interest                                               --         110,000

Note payable to an individual, due on
   demand, 6% interest                                      --         110,000
                                                   -----------     -----------

Total long-term debt                                10,246,407       1,506,304

Less current portion                                 9,981,219       1,221,304
                                                   -----------     -----------

Long-term debt, less current portion               $   265,188     $   285,000
                                                   ===========     ===========

Maturities of debt are as follows:

Year ending December 31,        Amount
                             -----------
  2000                       $ 9,981,219
  2001                           117,596
  2002                           117,596
  2003                            29,996
                             -----------

                             $10,246,407
                             ===========

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 9: INCOME TAXES

As of the year ended December 31, 1999, the Company has net loss carryforwards of approximately $26 million. The loss carryforwards are available, through their expiration date of 2020, to offset future taxable income. The utilization of these loss carryforwards is subject to limitation due to the changes in control of the Company.

Included in loss carryforwards is $410,000 attributable to CAT that can only be offset against future earnings of CAT.

At December 31, 1999 and 1998, the Company had a net deferred long-term tax asset of $5.7 million and $8.8 million arising primarily from net operating loss carryforwards offset by the use of accelerated methods of depreciation of fixed assets. The Company has recognized a valuation allowance on all of its net deferred tax assets due to the uncertainty of realizing the benefits thereof.

The provision for income taxes differs from expected amounts, computed using the federal statutory rate of 34%, as follows:

Year ended December 31,               1999             1998             1997
                                  -----------      -----------      -----------
Expected benefit                  $ 2,996,235      $ 1,960,660      $ 1,709,381
Non-deductible expenses              (657,924)        (247,722)        (271,132)
Change in valuation allowance      (2,338,311)      (1,712,938)      (1,438,249)
                                  -----------      -----------      -----------

Provision for income taxes        $        --      $        --      $        --
                                  -----------      -----------      -----------


NOTE 10: LEASE COMMITMENTS

The Company leases certain facilities under agreements which expire at various dates. Annual minimum rental commitments under operating leases that have initial or remaining non-cancelable lease terms are as follows:

Year ending December 31,       Amount
                             ----------
  2000                       $  945,684
  2001                          894,578
  2002                          636,109
  2003                           36,656
                             ----------

                             $2,513,027
                             ----------

Rent expense under operating leases was approximately $618,000, $413,000 and $370,000 for the years ended December 31, 1999, 1998 and 1997.

                                    GLOBAL LEISURE TRAVEL, INC. AND SUBSIDIARIES


                                                   NOTES TO FINANCIAL STATEMENTS


NOTE 11: LETTERS OF CREDIT

The Company had outstanding irrevocable letters of credit in the amount of approximately $1.9 million as of the years ended December 31, 1999 and 1998. These letters of credit were issued in the ordinary course of the Company's business and are collateralized by restricted cash of approximately $1.7 million.


NOTE 12: EMPLOYEE BENEFIT PLANS

The Company has a 401(k) employee benefit plan for those employees who meet the eligibility requirements set forth in the plan. Eligible employees may contribute up to 15% of their compensation. The Company may make matching contributions at the discretion of its board of directors. An employee becomes fully vested with respect to employer contributions after 6 years of service. The Company contributed approximately $68,000, $65,000 and $56,000 to the plan for the years ended December 31, 1999, 1998 and 1997.


NOTE 13: COMMITMENTS AND CONTINGENCIES

As part of the 1995 purchase of Maupintour, the Company was contingently liable for additional payments to the former owners from 1997 to 2000. The additional payments are a percentage of domestic and international sales exceeding a specified minimum. The Company settled the remaining obligation, in conjunction with the sale of Maupintour, for $275,000. The Company accrued $155,000 in 1998 which was also paid during 1999.

Aviation Group, Inc.
Unaudited Pro Forma Combined Financial Statements

         The following unaudited pro forma combined financial statements have been prepared to reflect the transactions described below as if they had all occurred as of December 31, 1999, with respect to the pro forma balance sheet, and as of the beginning of the respective periods with respect to the pro forma statements of operations. The transactions are as follows:

1. The issuance by the Company of $16,500,000 liquidation value of Series A convertible preferred stock and warrants in May 2000 to certain debt holders and the common stockholders and warrant holders of Global in exchange for retirement of the debt and cancellation of the outstanding common stock.

2. The sale of Series B preferred stock and warrants in March 2000 by the Company and the purchase of Series B preferred stock of Global and the retirement of Global debt and payables with the proceeds.

         The pro forma financial statements combine the historical financial statements of the companies and include adjustments to reflect the effects of the transactions described above. The acquisition of Global by the Company is accounted for as a purchase. The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and with the historical financial statements of Global, included in this document, and of the company, in its most recent Forms 10-KSB and 10-QSB.

         The unaudited pro forma combined financial statements are not indicative of the financial position or results of operations of the Company which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.

                              AVIATION GROUP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                   DECEMBER 31, 1999 (IN THOUSANDS OF DOLLARS)


                       DRAFT-BASED ON PRELIMINARY NUMBERS
                     FOR DISCUSSION PURPOSES ONLY, continued


                                           Aviation                       Pro Forma        Pro Forma
                                            Group            Global      Adjustments       Combined
                                           --------         --------     -----------       ---------
Cash and cash equivalents                  $    369         $    350      $  2,000(5)      $  2,719
Accounts receivable                           1,298            1,106            --            2,404
Inventory                                     1,361               --            --            1,361
Net assets held for resale                      267               --            --              267
Other current assets                            530            4,170            --            4,700
                                           --------         --------      --------         --------
      Total current assets                    3,825            5,626         2,000           11,451
Property and equipment,  net                  2,744              639            --            3,383
Trademark, license and contract rights        1,400               --            --            1,400
Goodwill and other intangibles                1,802            3,218        49,945(1)        54,965
Other assets                                    239               --            --              239
                                           --------         --------      --------         --------
      Total assets                         $ 10,010         $  9,483      $ 51,945         $ 71,438
                                           ========         ========      ========         ========

Notes payable and current                     2,253           25,750       (16,500)(1)        2,370
      maturities of long-term debt                                          (9,133)(2)
Customer deposits                                --            5,585            --            5,585
Accounts payable and accrued                  3,235           12,480       (11,867)(2)        7,848
      expenses                                                               4,000(1)
                                           --------         --------      --------         --------

      Total current liabilities               5,488           43,815       (33,500)          15,803
Long-term debt                                  715              265            --              980
                                           --------         --------      --------         --------
      Total liabilities                       6,203           44,080       (33,500)          16,783

Preferred stock                                  --               --        14,978(1)        35,978
                                                                            21,000(2)
Common stock                                     36            4,000        (4,000)(1)        2,036
                                                                             2,000(5)
Other stockholders' equity                    9,766               --        11,348(1)        22,636
                                                                             1,522(1)
Accumulated earnings (deficit)               (5,995)         (38,597)       38,597(1)        (5,995)
                                           --------         --------      --------         --------
      Total stockholders' equity
       (deficit)                              3,807          (34,597)       85,445           54,655
                                           --------         --------      --------         --------
      Total liabilities and
      stockholders' equity                 $ 10,010         $  9,483      $ 51,945         $ 71,438
                                           ========         ========      ========         ========


                       SEE NOTES TO PRO FORMA ADJUSTMENTS.
                                      PF-2

                              AVIATION GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
      FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 (IN THOUSANDS OF DOLLARS)


                       DRAFT-BASED ON PRELIMINARY NUMBERS
                          FOR DISCUSSION PURPOSES ONLY


                                    Aviation                    Pro Forma     Pro Forma
                                     Group         Global      Adjustments    Combined
                                    --------      --------     -----------    ---------
Revenues, net                       $  5,529      $  4,312      $     --      $  9,841
Operating expenses                     3,550            --            --         3,550
General and administrative             3,125         8,135            --        11,260
expenses
Depreciation and amortization            339         4,403         1,665(3)      6,407
                                    --------      --------      --------      --------
Income (loss) from operations         (1,485)       (8,226)       (1,665)      (11,376)
Other income (expense):
Interest and other income                  1            --            --             1
Interest expense                        (381)       (2,171)        1,000(4)     (1,552)
Other  expense                            --          (918)           --          (918)
                                    --------      --------      --------      --------
   Total other income (expense)         (380)       (3,089)        1,000        (2,469)
                                    --------      --------      --------      --------
Income (loss) from continuing
  operations                        $ (1,865)     $(11,315)     $   (665)     $(13,845)
                                    ========      ========      ========      ========

Income (loss) from continuing
   operations per share - basic
   and diluted                      $  (0.52)           --            --      $  (3.87)
                                    ========      ========      ========      ========
Weighted average shares
outstanding                            3,574            --            --         3,574
                                    ========      ========      ========      ========


                       SEE NOTES TO PRO FORMA ADJUSTMENTS.
                                      PF-3

                              AVIATION GROUP, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
           FOR THE YEAR ENDED JUNE 30, 1999 (IN THOUSANDS OF DOLLARS)


                       DRAFT-BASED ON PRELIMINARY NUMBERS
                          FOR DISCUSSION PURPOSES ONLY


                                    Aviation                    Pro Forma     Pro Forma
                                     Group         Global      Adjustments    Combined
                                    --------      --------     -----------    --------
Revenues, net                       $ 15,097      $ 11,100      $     --      $ 26,197
Operating expenses                    10,129            --            --        10,129
General and administrative
expenses                               5,482        17,834            --        23,316
Depreciation, amortization and
impairment                               674         1,248         3,330(3)      5,252
                                    --------      --------      --------      --------

Income (loss) from operations         (1,188)       (7,982)       (3,330)      (12,500)
Other income (expense):
Interest and other income                 52            --            --            52
Interest expense                        (461)         (840)        1,207           (94)
Other  expense                            --        (1,631)           --        (1,631)
                                    --------      --------      --------      --------
   Total other income (expense)         (409)       (2,471)        1,207        (1,673)
                                    --------      --------      --------      --------

Income (loss) from continuing         (1,597)      (10,453)       (2,123)      (14,173)
operations before income taxes
Income tax (expense) benefit            (199)           --            --          (199)
                                    --------      --------      --------      --------
Income (loss) from continuing
operations                          $ (1,796)     $(10,453)     $ (2,123)     $(14,372)
                                    ========      ========      ========      ========

Income (loss) from continuing
operations per share - basic
and diluted                         $  (0.53)           --            --      $  (4.20)
                                    ========      ========      ========      ========

Weighted average shares
outstanding                            3,419            --            --         3,419
                                    ========      ========      ========      ========


                       SEE NOTES TO PRO FORMA ADJUSTMENTS.
                                      PF-4

                              AVIATION GROUP, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1. Adjustment to record the acquisition of Global by the Company by the issuance of approximately $16,500,000 liquidation value of Series A convertible preferred stock to certain debt holders and the common stockholders of Global in exchange for retirement of approximately $16,500,000 of Global debt and cancellation of the Global common stock. The Series A convertible preferred stock is recorded based on the amount of debt retired, reduced by the value of warrants (Exchange Warrants) to purchase 750,000 shares of the Company's common stock issued to the debt holders. In addition, the value of warrants (Debt Warrants) issued to purchase 3,500,000 shares of the Company's common stock to the existing Global warrant holders is included in the purchase price. The values of the Exchange and Debt Warrants, as estimated using the Black Scholes option pricing model, are $1,522,000 and $11,348,000, respectively. In addition, a liability of $4,000,000 is recorded as an estimate of certain costs that are expected to be incurred in restructuring contracts and leases and shutting down the Seattle operations of Global. The Global equity accounts are eliminated and goodwill of $49,945,000 is recorded for the excess of the purchase price over the fair values of the identifiable net assets.

2. Adjustment to record the sale of approximately $21,000,000 of the Company's Series B preferred stock net of transaction costs of approximately $500,000, and the use of the proceeds to retire a like amount of Global debt and payables.

3. Adjustment to record the effect of the amortization of the goodwill recorded upon the purchase of Global over a 15 year time period as if the acquisition had occurred at the beginning of the respective periods. The amortization is $3,300,000 and $1,665,000 for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively.

4. Adjustment to record the reduction in interest expense for the retirement of approximately $25,600,000 in Global debt as if the retirement had occurred at the beginning of the respective periods. The interest rate on the retired debt was 10.5% at December 31, 1999. The amounts of the interest reduction are $1,207,000 and $1,000,000 for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively.

5. Adjustment to reflect the sale of 750,000 shares of common stock for proceeds of $2,000,000 in March 2000 by the Company.



                                      PF-5